UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SideChannel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIDECHANNEL, INC.

146 Main Street, Suite 405

Worcester, MA 01608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 15, 2024

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of SideChannel, Inc. (the “Company”), which will be held on February 15, 2024, at 9:00 a.m. local time at 146 Main Street, Suite 405, Worcester, MA 01608, for the following purposes:

1.	To elect seven (7) members to our Board of Directors (“Board”);

2.	To ratify the appointment of RBSM, LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2024;

3.	To hold a non-binding advisory vote on the compensation of our executive officers; and

4.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Company’s Board of Directors has fixed the close of business on December 22, 2023, as the record date (“Record Date”) for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 8:30 a.m. local time. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Your vote at the Annual Meeting is especially important. If you do not plan on attending the Annual Meeting, please vote, date, and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting.

If you have questions or need assistance voting your shares, please contact Computershare by calling 1-866-595-6048.

Dated: January 5, 2024	By the Order of the Board of Directors

/s/ Ryan Polk
Ryan Polk
Secretary of the Board of Directors

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail.  Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

SIDECHANNEL, INC.

146 Main Street, Suite 405

Worcester, MA 01608

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 15, 2024

The Board of Directors (the “Board”) of SideChannel, Inc. (the “Company”) is soliciting your proxy to vote at the annual meeting of stockholders (the “Annual Meeting”) to be held on February 15, 2024, at 9:00 a.m. local time at 146 Main Street, Suite 405, Worcester, MA 01608, including at any adjournments or postponements of the Annual Meeting.

Our Board is asking you to vote your shares by completing, signing, and returning a proxy card or by voting over the Internet. If you attend the Annual Meeting in person, you may vote at the Annual Meeting even if you have previously returned a proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder as described in more detail below.

INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders’ receipt of the proxy materials, lower the costs of the Annual Meeting, and help to conserve natural resources. On or about January 5, 2024, we intend to begin mailing to each stockholder a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice. Only stockholders who owned our common stock on December 22, 2023 are entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on February 15, 2024:

The Notice of Meeting, Proxy Statement, and our 2023 Annual Report on Form 10-K are available at:

www.edocumentview.com/SDCH

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing, and returning the accompanying proxy card, you are designating the individuals identified on the proxy card as your proxy for the Annual Meeting and you are authorizing those individuals to vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the SEC to give you when we ask you to sign a proxy card designating the individuals identified on the proxy card to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and proxy card because our Board is soliciting your proxy to vote at the Annual Meeting and any adjournment and postponement thereof. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card by mail or vote over the Internet or by phone.

On or about January 5, 2024, we intend to begin mailing to each stockholder a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet. Only stockholders who owned our common stock on December 22, 2023 are entitled to vote at the Annual Meeting.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on February 15, 2024, at 9:00 a.m. local time at 146 Main Street, Suite 405, Worcester, MA 01608. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

The Board has fixed the close of business on December 22, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 214,117,267 shares of common stock, $0.001 par value outstanding. Each share of common stock is entitled to one (1) vote that may be cast on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Computershare Limited, you are the “record holder” of those shares. If you are a record holder, a Notice of Internet Availability of Proxy Materials with instructions on how to obtain these proxy materials was provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice has been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How Will my Shares be Voted if I Give No Specific Instruction?” below for information on how shares held in street name will be voted without instructions provided.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are three (3) matters scheduled for a vote:

1.	To elect seven (7) members to our Board;

2.	To ratify the appointment of RBSM, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024; and

3.	To hold a non-binding advisory vote on the compensation of our executive officers.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. The proxy also has discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his best judgment.

How Do I Vote?

MAIL	INTERNET
Send your signed proxy card or voter instruction card to: Proxy Services C/O Computershare Investor Services PO Box 43101 Providence RI 02940-5067	Click this link: www.investorvote.com/SDCH

Stockholders of Record

If you are a registered stockholder, you may vote by mail, Internet, phone or online at the Annual Meeting by following the instructions in the Notice. You also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet is 11:59 p.m. Eastern Time on February 14, 2024. Our Board’s designated proxies identified in the proxy card, will vote your shares according to your instructions. If you attend the Annual Meeting, you also will be able to vote your shares at the meeting up until the time the polls are closed.

Beneficial Owners of Shares Held in Street Name

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote or to request a paper or email copy of our proxy materials. The materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check the Notice or voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet in advance of the meeting and whether, if you attend the Annual Meeting, you will be able to vote your shares at the meeting up until the time the polls are closed.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

IMPORTANT: If you vote by Internet, please DO NOT mail your proxy card.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 107,058,634 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote in via the Internet or person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the election of the Board of Directors’ seven (7) nominees to our Board;

2.	“For” the ratification of the appointment of RBSM, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024; and

3.	“For” the compensation of our executive officers.

This authorization would exist, for example, if a stockholder of record merely signs, dates, and returns the proxy card but does not indicate how the stockholder’s shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the Board’s designated proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers, and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of Directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. With respect to the election of Directors, only shares that are voted in favor of the nominee will be counted toward the achievement of a plurality and, as a result, where a stockholder properly withholds authority to vote for a particular nominee, such shares will not be counted toward such nominee’s or any other nominee’s achievement of a plurality.

What is a Broker Non-Vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our amended and restated bylaws (the “Bylaws”) provide that an action of our stockholders (other than the election of Directors) is approved if a majority of the number of shares of stock present at the meeting (either in person or by proxy) vote in favor of the proposal. Therefore, if a stockholder abstains from voting on Proposal 2, such shares are considered present at the meeting for such proposal but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Directors.	“FOR” “WITHHOLD”	None

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes which could be cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	Against (1)

Proposal No. 3: Non-binding advisory vote on the compensation of our executive officers	The affirmative vote of the holders of a majority in voting power of the votes which could be cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	Against (1)

(1)	A vote marked as an “Abstention” is a vote that could be cast at the meeting and, therefore, will be treated as a vote against the proposal.

What Are the Voting Procedures?

In voting by proxy with regard to the election of Directors, you may vote in favor of the nominee or withhold your votes as to the nominee. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: SideChannel, Inc. 146 Main Street, Suite 405, Worcester, MA 01608 Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our Officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials. If you have any questions or require any assistance with completing your proxy, please contact Computershare by telephone at 1-866-595-6048.

Do I Have Dissenters’ Rights of Appraisal?

Stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to Proposal 1 (Election of Director) and Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm).

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect seven (7) Directors to hold office until the next annual meeting of stockholders. Directors are elected by a plurality of votes cast by stockholders. In the event the nominee is unable or unwilling to serve as a Director at the time of the Annual Meeting, proxies will be voted for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as Directors if elected.

Assuming a quorum is present, the seven (7) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as our Directors for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominee listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the persons nominated by the Board of Directors for election as our Directors to hold office until their successors are elected and qualified, and their ages as of January 5, 2024.

Name	Age
Robert Brown	64
James Hansen	60
Brian Haugli	43
Nick Hnatiw	43
Deborah MacConnel	60
Kevin Powers	57
Hugh Regan, Jr.	63

Robert Brown – Director Nominee

General (Retired) Brown has served as the Chief Executive Officer of the Association of the United States Army (AUSA) since October 2021. AUSA is the Army’s premier non-profit association that over the last 74 years has educated, informed and connected America with the Army. He graduated from the United States Military Academy, West Point in 1981 and served in critical leadership positions involved in disaster response operations, peacekeeping operations in Haiti, and Bosnia and combat operations in the middle east throughout his 38 years of service. He attained the highest rank in the military, serving as a 4 Star General with his final command position of the United States Army Pacific, with responsibility for 126,000 soldiers and half the earth’s surface in the Pacific theater. The Armed Services YMCA (ASYMCA) has benefited from General Brown’s participation on the National Board of Directors since April 2020 and he was recently selected to be the Chairman of the ASYMCA Board in January 2024. He earned a Master of Education from the University of Virginia and a Master of Science in National Security and Strategic Studies from the National War College where he was a Distinguished Graduate. We believe General Brown is qualified to serve as a Director because of his extensive national security and leadership experience.

James Hansen – Director Nominee

Mr. Hansen recently served as the Chief Executive Officer and Director of Redacted from July 2022 to June 2023 which is his most recent role leading the go-to-market teams for cybersecurity software companies. Mr. Hansen was the President and Chief Operating Officer at Swimlane from April 2019 to June 2020. From March 2009 through November 2018 Mr. Hansen served in a variety of roles including Vice President of Sales, the President, Chief Operating Officer and Director of COFENSE (formerly PhishMe), a leader in the anti-phishing space. Prior to leading COFENSE, Mr. Hansen was a co-founder and Chief Operating Officer of Mandiant which delivers cybersecurity incident response and forensics products and services. Mr. Hansen has served as a Director of Cyberbit a leading cybersecurity firm. Mr. Hansen has a Bachelor of Science in Computer Science from St. Michaels College. We believe Mr. Hansen is qualified to serve as a Director because of his cybersecurity leadership experience.

Brian Haugli - Director and Chief Executive Officer

Mr. Haugli is our Chief Executive Officer and served as the Chief Executive Officer of SideChannel, Inc., a Massachusetts corporation, from September 2017 until our acquisition of the Massachusetts corporation on July 1, 2022, and through today. During October 2020, Mr. Haugli founded RealCISO, Inc., a cybersecurity risk assessment SaaS platform, and has been the creator and host of #CISOlife YouTube and Podcast since August 2019. Mr. Haugli worked for the Hanover Insurance Group, a leading property and casualty insurance carrier, offering broad and innovative insurance protection for small and mid-sized businesses, from May 2015 to April 2019, most recently as VP and Chief Security Officer. Mr. Haugli was an Adjunct Professor at Boston College from June 2020 through January 2022, and from September 2019 to August 2020, he was an advisor to zScaler, which uses zero trust principles, to help IT move away from legacy network infrastructure to achieve modern workplace enablement, infrastructure modernization, and security transformation. Mr. Haugli received his Bachelor of Technology in Network Administration from the State University of New York at Morrisville. We believe Mr. Haugli is qualified to serve as the Chief Executive Officer and Director based on his cybersecurity leadership experience.

Nick Hnatiw – Director Nominee and Chief Technology Officer

Mr. Hnatiw serves as the Company’s Chief Technology Officer since November 2020. Mr. Hnatiw has more than 15 years of experience creating software technologies from network security to artificial intelligence. Mr. Hnatiw has led the design and development of a security risk assessment SaaS platform, run a security monitoring service with a custom-built next generation automation and SIEM system. Prior to joining the Company, Mr. Hnatiw served as the technical director for network operations supporting U.S. Cyber Command, U.S. Intelligence Agencies, and other Department of Defense research organizations from October 2010 to October 2014. From June 2015 to September 2019, Mr. Hnatiw was the Chief Executive Officer of Loki Labs, a cyber security firm. Mr. Hnatiw is also currently a consultant with Cuesta Partners (since January 2020) and partner of RealCISO.io (since October 2020). Mr. Hnatiw earned a Bachelor of Science degree in computer engineering and computer science at the University of Massachusetts, Amherst. We believe Mr. Hnatiw is qualified to serve as the Chief Technology Officer and Director based on his technology leadership experience.

Kevin Powers – Director

Mr. Powers has served as a Member of our Board of Directors since July 2022. Mr. Powers is the founder and director of the Master of Science in Cybersecurity Policy and Governance Program at Boston College, which was launched in November 2015, and where he is an Assistant Professor of the Practice at Boston College Law School and in Boston College’s Carroll School of Management’s Business Law and Society Department. Along with his teaching at Boston College, Mr. Powers is a Cybersecurity Research Affiliate and Lecturer at the MIT Sloan School of Management, where he teaches the executive course “Cybersecurity Governance for Boards of Directors.” Mr. Powers has Bachelor of Arts degree, summa cum laude, in History and Business from Salem State University and a Juris Doctor degree, magna cum laude, from Suffolk University Law School. We believe Mr. Powers is qualified to serve as a member of our Board because of his extensive experience in cybersecurity.

Deborah MacConnel – Director

Ms. MacConnel has served as a Member of our Board of Directors since July 2022. Ms. MacConnel has been involved in the computer industry for 34 years, retiring April 2022 from International Business Machines Corporation (“IBM”) (NYSE: IBM) after 28 years. Prior to her retirement, Ms. MacConnel was instrumental in transforming information technology for IBM’s human resource function, which supported up to 450,000 employees. Ms. MacConnel’s team at IBM was also responsible for revamping the succession planning process for executive selection and promotion, along with enhancing the processes for Mergers and Acquisition and Talent Acquisition. Ms. MacConnel has a Bachelor of Science in Business Administration from the University of Texas. We believe Ms. MacConnel is qualified to serve as a member of our Board because of her experience scaling global teams for technology companies.

Hugh Regan, Jr. – Director

Mr. Regan has served as a Member of our Board of Directors since July 2022. Mr. Regan retired in June 2021 from his role as Secretary, Treasurer and Chief Financial Officer of inTEST Corporation (NYSE: INTT), a publicly traded manufacturer of capital equipment used in the semiconductor industry and other markets. He currently works as a private consultant to businesses, assisting them with various strategic issues. Mr. Regan served in various roles at inTEST for just over 25 years, from April 1996 until June 2021. Prior to joining inTEST, Mr. Regan served in multiple financial capacities for Value Property Trust, a publicly traded real estate investment trust, including Vice President of Finance from 1989 to September 1995 and Chief Financial Officer from September 1995 until April 1996. Mr. Regan received his Bachelor of Science in Commerce with majors in Accounting and Finance from Rider University and is a Certified Public Accountant licensed in New Jersey. We believe Mr. Regan is qualified to serve on our Board based on his finance and public company reporting oversight experience.

Information with Respect to Director Not Standing for Re-Election

Anthony Ambrose – Director

Anthony Ambrose has served as a Member of our Board of Directors since June 2019. Mr. Ambrose has served as President and Chief Executive Officer of Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced data and security programming solutions, since joining that company in October 2012. Prior to Data I/O, Mr. Ambrose was Owner and Principal of Cedar Mill Partners, LLC, a strategy consulting firm founded in 2011. From 2007 to 2011, he was Vice President and General Manager at RadiSys Corporation, a leading provider of embedded wireless infrastructure solutions, where he established the telecom platform business and grew it to over $125M in annual revenues. Prior to joining RadiSys, he held general manager and several other progressively responsible positions at Intel Corporation, where he led development and marketing of standards-based communications platforms and grew the industry standard server business to over $1B in revenues. Mr. Ambrose has a Bachelor of Science in Engineering from Princeton University and completed the Stanford Graduate School of Business Director Symposium and Carnegie Mellon Certificate in Cybersecurity Oversight. Mr. Ambrose has been awarded two US Patents. Mr. Ambrose will serve out the remainder of his term as a Director, expiring February 15, 2024, the date of our Annual Meeting.

Family Relationships and Other Arrangements

There are no family relationships among our Directors and executive officers. There are no arrangements or understandings between or among our Directors and executive officers pursuant to which any Director or executive officer was or is to be selected as a Director or executive officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as discussed in the individual biographies of our Officers and Directors, above or disclosed herein, none of our Directors or executive officers has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Generation Next Franchise Brands, Inc. (“Generation Next”), filed a petition in the United States Bankruptcy Court for the District of Nevada on December 15, 2019, under Chapter 11 of the U.S. Bankruptcy Code. Ryan Polk was Chief Financial Officer of Generation Next, at the time of the filing, but has subsequently resigned from that position. On January 24, 2020, the matter was converted to a petition under Chapter 7 of the U.S. Bankruptcy Code. The matter is still pending.

On February 1, 2019, FirstFire Global Opportunities Fund LLC filed a first amended complaint against Mr. Polk as a co-defendant in the United States District Court for the Southern District of California (the “FirstFire Action”). The Action arises out of alleged materially false and misleading statements or omissions from a private placement memorandum and other information provided to the plaintiff by or on behalf of Generation Next with respect to the Generation Next’s debt obligations. The FirstFire Action was dismissed with prejudice on September 26, 2022.

Board Leadership Structure and Role in Risk Oversight

We have a separate Chairwoman and Chief Executive Officer leadership structure with Deborah MacConnel serving as the Chairwoman of our Board and Brian Haugli serving as Chief Executive Officer. It is our present intent to maintain a separation of roles between Chairwoman of the Board and the Chief Executive Officer. The new Chairperson of the Board will be elected by the Directors after the Annual Meeting.

All of our Directors attended more than 75% of the aggregate number of meetings of the Board and each committee on which they served during the period of their service. In the 2023 fiscal year the Board met seven (7) times.

We require our Directors to attend the annual meeting; however, they may be excluded from doing so if an unavoidable conflict arises.

Our Board of Directors exercises general oversight of risk in our business operations, communicating regularly with our management regarding risk and our possible exposure to risk in our operations.

Our Board has established an Audit Committee, a Compensation Committee, and a Nomination and Corporate Governance Committee, each of which operate pursuant to a charter adopted by our Board. Each committee has the composition and responsibilities described below. The Charters of these committees are available online at https://investors.sidechannel.com/corporate-governance. Our Board may establish other committees from time to time.

The following table identifies the current members of each of our committees:

Member	Audit	Compensation	Nomination and Corporate Governance
Anthony Ambrose	X	X	X*
Brian Haugli
Deborah MacConnel	X	X	X
Kevin Powers	X	X*	X
Hugh Regan, Jr.	X*	X	X

* Chairperson of the committee

Director Independence

The Board considers Mr. Ambrose, Ms. MacConnel, Mr. Powers, and Mr. Regan to be “independent” under the independent director requirements of the Nasdaq Stock Market LLC.

Audit Committee

Mr. Ambrose, Ms. MacConnel, Mr. Powers, and Mr. Regan serve on the Audit Committee, which is chaired by Mr. Regan. The Board has determined that Mr. Ambrose, and Mr. Regan are audit committee financial experts under the rules established by the SEC. The Audit Committee met four (4) times in the 2023 fiscal year. The Audit Committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements will be included in our Annual Reports on Form 10-K;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing quarterly earnings releases.

Compensation Committee

Mr. Ambrose, Ms. MacConnel, Mr. Powers, and Mr. Regan serve on the Compensation Committee, which is chaired by Mr. Powers. The Compensation Committee met six (6) times in the 2023 fiscal year. The Compensation Committee’s responsibilities include:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

●	evaluating the performance of our Chief Executive Officer considering such corporate goals and objectives and determining the compensation of our Chief Executive Officer;

●	reviewing and approving the compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy, and policy;

●	overseeing and administering our compensation and similar plans;

●	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and making recommendations to our Board about our policies and procedures for the grant of equity-based awards;

●	evaluating and making recommendations to the Board about Director compensation;

●	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nomination & Corporate Governance Committee

Mr. Ambrose, Ms. MacConnel, Mr. Powers, and Mr. Regan serve on the Nomination & Corporate Governance Committee, which is chaired by Mr. Ambrose. The Nomination & Corporate Governance Committee met five (5) times in the 2023 fiscal year. The Nomination & Corporate Governance Committee’s responsibilities include:

●	developing and recommending to the Board criteria for board and committee membership;

●	establishing procedures for identifying and evaluating Board candidates, including nominees recommended by shareholders;

●	reviewing the size and composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

●	identifying individuals qualified to become members of the Board;

●	recommending to the Board the persons to be nominated for election as Directors and to each of the board’s committees;

●	developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines; and

●	overseeing the evaluation of our Board and management.

The Nomination and Corporate Governance Committee will treat recommendations for Directors that are received from our stockholders equally with recommendations received from any other source; provided, however, that in order for such stockholder recommendations to be considered, the recommendations must comply with the procedures outlined in our proxy statement for the annual meeting of stockholders and our Bylaws. The Nomination and Corporate Governance Committee evaluates candidates based upon and will consider and review the candidate’s:

●	relevant skills, qualifications, and experience;

●	independence under applicable standards;

●	business judgment;

●	service on boards of directors of other companies;

●	personal and professional integrity, including commitment to our core values;

●	openness and ability to work as part of a team;

●	willingness to commit the required time to serve as a Board member; and

●	familiarity with the Company and our industry.

Stockholder Communications

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to SideChannel, Inc. 146 Main Street, Suite 405, Worcester, MA 01608. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Code of Business Conduct and Ethics

We have adopted a formal Code of Ethics applicable to all Board members, Officers, and employees. A copy of our Code of Ethics may be obtained without charge upon written request to Secretary, SideChannel, Inc. 146 Main Street, Suite 405, Worcester, MA 01608.

Compensation of Directors

Annual Director compensation is $60,000 for the Chairperson of the Board and $40,000 for the other Directors with an additional $20,000 earned by a Director who serves as a committee chairperson. During the year ended September 30, 2023 we paid $107,500 in board fees.

Our 2021 Omnibus Equity Compensation Plan (“Equity Incentive Plan”) was approved by shareholders on September 13, 2021. We have made Awards to our Named Executive Officers (as hereinafter defined) and Directors under the Equity Incentive Plan in the form of Restricted Stock Units (“RSU’s”) for our common stock.

Our Director compensation policy states that fifty percent (50%) of the fees earned by a Director are to be paid as common stock shares. RSU’s with immediate vesting have been issued under the Equity Incentive Plan to Directors for the portion of their fees earned that are to be paid in cash. We also have granted RSU’s to Directors as bonuses with immediate vesting and as bonuses with three-year vesting periods. We calculate grant date fair value of stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

During the year ended September 30, 2023 we granted 680,561 RSU’s to Directors with a grant date fair value totaling $59,389.

●	680.561 RSU’s were granted to Directors with grant date fair value totaling $59,389 for quarterly Board fees.

The following table sets forth summary information concerning the compensation we paid to non-executive Directors for the year ended September 30, 2023:

Name and Position	Fees Earned or Paid in Cash	Bonus	Stock Awards (1)	All Other Compensation	Total Compensation
Anthony Ambrose Director	$30,000	$—	$14,500	$—	$44,500

Deborah MacConnel Chairwoman of the Board (2)	$27,500	$—	$13,111	$—	40,611

Kevin Powers Director	$27,500	$—	$13,111	$—	$40,611

Hugh Regan Director	$30,000	$—	$14,500	$—	$44,500

Tom Wilkinson Chairman of the Board (2)	$22,500	$—	$4,167	$—	$26,667

Total	$137,500	$—	$59,389	$—	$196,889

* The table above does not include the amount of any expense reimbursements paid to the above Directors.

(1) Represents the grant date fair value of board fees paid in common stock plus RSU’s for our common stock awarded during the fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. As noted in the details below, RSU’s granted with a vesting schedule will typically vest on a 1 RSU for 1 common share ratio over a three (3) year period on a pro rata and be paid in common shares. The shares received and the average share price used to determine the compensation value to each Director is listed below:

●	Anthony Ambrose received 166,668 shares as board fees with an average fair date value of $0.09. Mr. Ambrose also received an additional 166,666 shares from the vesting of RSU’s granted in prior fiscal years.
●	Deborah MacConnel received 152,779 shares as board fees with an average fair value grant date value of $0.09. Ms. MacConnel also received an additional 33,333 shares from the vesting of RSU’s granted in prior fiscal years.
●	Kevin Powers received 152,779 shares as board fees with an average fair value grant date value of $0.09. Mr. Powers also received an additional 33,333 shares from the vesting of RSU’s granted in prior fiscal years.
●	Hugh Regan received 166,668 shares as board fees with an average fair value grant date value of $0.09. Mr. Regan also received an additional 33,333 shares from the vesting of RSU’s granted in prior fiscal years.
●	Tom Wilkinson received 41,667 shares as board fees with an average fair value grant date value of $0.10. Mr. Wilkinson also received an additional 500,000 shares from the vesting of RSU’s granted in prior fiscal years.

(2) Mr. Wilkinson resigned effective February 15, 2023. Deborah MacConnel was elected Chairwoman on February 15, 2023.

Required Vote of Stockholders

A plurality of the votes cast at the Annual Meeting is required to elect a nominee as a Director.

Board Recommendation

The Board unanimously recommends a vote “FOR” the election of Robert Brown, James Hansen, Brian Haugli, Nick Hnatiw, Deborah MacConnel, Kevin Powers, and Hugh Regan, Jr., as Directors of the Company.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected RBSM, LLP (“RBSM”) to audit our financial statements for the fiscal years ending September 30, 2022, September 30, 2023 and September 30, 2024.

Although stockholder approval of the selection of RBSM is not required by law, our Board believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board may reconsider its selection of RBSM.

Fees of Independent Registered Public Accounting Firm

RBSM acted as our independent registered public accounting firm for the years ended September 30, 2022 to present and the interim periods during fiscal year 2022 to present. The following table shows the fees that we incurred for audit and other services provided by RBSM and The Wenmohs Group, who provided tax compliance and consulting services to us, for the years ended September 30, 2023, and 2022.

	Year Ended September 30,
	2023	2022
Audit Fees (a)	$198,375	$113,400
Tax Fees (b)	14,350	16,500
Other Fees (c)	8,000	13,000
Total	$220,725	$142,900

(a)	Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and the review of our financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory or regulatory filings.

(b)	Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.

(c)	Other related fees represent costs incurred with subject matter experts to prepare estimates.

Pre-Approval Policies and Procedures

All audit related services, tax services and other services rendered by RBSM were pre-approved by our Board. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for us by our independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date.

Interests of Officers and Directors in this Proposal

Our Officers and Directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Board Recommendation

The Board unanimously recommends a vote “FOR” the ratification of the appointment of RBSM, LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of four (4) Directors, all of whom are independent directors (as defined under Nasdaq Listing Rule 5605(a)(2)). The Audit Committee operates under a written charter.

We have reviewed and discussed with management and our auditors, our audited financial statements as of and for the fiscal year ended September 30, 2023.

We have discussed with RBSM, LLP (“RBSM”), our independent registered public accounting firm, the matters as required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees).

We have received the written disclosures and the letter from RBSM required by applicable requirements of the PCAOB regarding RBSM’s communications with the Audit Committee concerning independence, and have discussed with RBSM, their independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 for filing with the SEC.

Submitted by the Audit Committee,

Hugh Regan, Jr., Chairman

Anthony Ambrose

Deborah MacConnel

Kevin Powers

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are again providing our stockholders with the opportunity at the Annual Meeting to approve, on a non-binding advisory basis, the 2024 compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement, including the Summary Compensation Table and the related tables, notes, and narratives.

We urge stockholders to read the discussion in this proxy statement of Executive Compensation, including the Summary Compensation table and other related tables, notes and narratives, which provide detailed information about the compensation of our named executive officers.

While this proposal is an advisory vote that will be non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding the compensation of our named executive officers.

We ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of SideChannel, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the proxy statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation Summary section, compensation tables and narrative discussion, and other related disclosure.”

Required Vote of Stockholders

This is a non-binding advisory vote only. The affirmative vote of the majority of the shares present and entitled to vote at the Annual Meeting is required to approve Proposal 3. You may vote “for,” “against” or “abstain” from voting on Proposal 3. Abstentions will have the effect of a vote “against” Proposal 3. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote on Proposal 3. While this vote is advisory and not binding on us, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

Board Recommendation

The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of date of this proxy statement. There are no family relationships among any of our Directors or executive officers.

Name	Age	Positions
David Chasteen	46	Chief Operating Officer
Brian Haugli	43	Chief Executive Officer, Director
Nick Hnatiw	43	Chief Technology Officer
Ryan Polk	55	Chief Financial Officer

See “Proposal No. 1—Election of Directors” for biographical and other information regarding Mr. Haugli and Mr. Hnatiw.

David Chasteen – Chief Operating Officer

Mr. Chasteen has served as Chief Operating Officer of the Company since July, 2022. He was the Chief Executive Officer of Cipherloc Corporation from March 2020 through June 2022. Mr. Chasteen was the Chief Information Security Officer for the City and County of San Francisco Police Department from June 2018 to December 2019. Mr. Chasteen was a partner in SideChannel LLC from December 2019 until June 2022. From 2015 to 2018, Mr. Chasteen was a Threat Intelligence Strategist for the City and County of San Francisco where he was responsible for managing city, state and federal intelligence relationships and managing cybersecurity operations for the City and County of San Francisco. From 2015 to 2016 Mr. Chasteen was the Western Regional Director for Iraq and Afghanistan Veterans of America. From 2006 to 2014 Mr. Chasteen worked for the Central Intelligence Agency as a Collection Management Officer, Specialized Skills Officer, and finally an Executive Officer, Covert Action Staff. Mr. Chasteen received a B.S. in Political Science from Ball State University in 2000. We believe Mr. Chasteen is qualified to serve as an Chief Operating Officer based on his cybersecurity and leadership experience.

Ryan Polk – Chief Financial Officer

Mr. Polk has served as our Chief Financial Officer since February 1, 2020. From January 2019 to September 2020, Mr. Polk served in Chief Executive Officer and Chief Financial Officer roles for Automated Retail Technologies, which develops and deploys innovative kiosks from April 2019 through September 2020. Cellpoint Corporation, a mobile phone parts supplier, hired Mr. Polk as Chief Financial Officer from June 2017 through October 2018. LDI, LLC, a family office investing in portfolio companies, employed Mr. Polk as Vice President, Business Unit Operations from July 2011 through May 2017. He is a part-time employee of SideChannel and is engaged in providing CEO and CFO services to other companies. He is a graduate of Purdue University with two Bachelor of Science degrees from the Krannert School of Management. We believe Mr. Polk is qualified to serve as the Chief Financial Officer based on his finance and leadership experience.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables set forth certain information concerning all compensation paid, earned or accrued for service by (i) our principal executive officer(s) during the fiscal year ended September 30, 2023 and (ii) each of our other two most highly compensated executive officers who served in such capacity at the end of the fiscal year whose total salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”):

2023 SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary	Bonus Paid as Cash	Stock Awards (1)	All Other Compensation (2)	Total

David Chasteen	2023	$208,941	$—	$41,667	$19,045	$269,653
Chief Operating Officer	2022	$200,000	$100,000	$225,805	$26,216	$552,021

Brian Haugli	2023	$300,000	$—	$222,222	$53,160	$575,382
Chief Executive Officer and Director	2022	$75,000	$—	$—	$549,685	$624,685

Nicholas Hnatiw	2023	$200,000	$—	$26,667	$34,589	$261,256
Chief Technology Officer	2022	$200,000	$—	$63,056	$24,200	$287,256

No executive officer earned any option awards, non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above.

(1) Represents the grant date fair value of RSU’s for our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The shares received and the average share price used to determine the compensation value to each Officer is listed below:

●	David Chasteen, who resigned as our Chief Executive Officer and as a Director effective July 1, 2022, received awards totaling 416,667 RSU’s at an average grant date fair value of $0.10. All of the RSU’s received by Mr. Chasteen vest over three years. Mr. Chasteen had an additional 638,888 shares vest from RSU’s granted in prior fiscal years, of which he received a net quantity of 411,745 after using 227,143 shares to pay for income tax withholding.

●	Brian Haugli received awards totaling 1,777,778 RSU’s at an average grant date fair value of $0.12. All of the RSU’s received by Mr. Haugli vest over three years. Mr. Haugli also received an additional 370,370 shares from the vesting of RSU’s granted in prior fiscal years, of which he received a net quantity of 257,136 after using 113,234 shares to pay for income tax withholding.
●	Nick Hnatiw received awards totaling 333,334 RSU’s at an average grant date fair value of $0.08. All of the RSU’s received by Mr. Hnatiw vest over three years. Mr. Hnatiw also received an additional 277,777 shares from the vesting of RSU’s granted in prior fiscal years, of which he received a net quantity of 181,666 after using 96,111 shares to pay for income tax withholding.

(2) All Other Compensation represents distributions of SideChannelSec, LLC net income made to its members in 2022. The All Other Compensation during 2023 is for payments made by the Company as follows:

●	David Chasteen: $11,021 for medical, dental, vision, life, and personal accident insurance and $8,024 for 401(k) match.
●	Brian Haugli: $30,295 for medical, dental, vision, life, and personal accident insurance, $12,000 for 401(k) match, and $10,865 for a golf club membership.
●	Nick Hnatiw: $26,922 for medical, dental, vision, life, and personal accident insurance and $7,667 401(k) match.

Employment Contracts

David Chasteen

On July 1, 2022, we hired David Chasteen to be an Executive President for our Company.

We entered into an Employment Agreement dated July 1, 2022 (“Chasteen Executive Agreement”), with Mr. Chasteen pursuant to which he will receive a base annual salary of $200,000, payable in accordance with our standard payroll schedule, and other customary benefits. Mr. Chasteen is also eligible to receive (i) an annual cash bonus based on personal and Company-based metrics; and (ii) annual grants of stock options and/or restricted stock units at the discretion of our Board. Mr. Chasteen is further eligible to receive discretionary bonuses payable from time to time in cash, stock or options, in the discretion of the Board.

If we terminate Mr. Chasteen’s employment other than for Cause (as defined in the Chasteen Employment Agreement) or Mr. Chasteen resigns for Good Reason (as defined in the Chasteen Employment Agreement), then we are obligated to pay to Mr. Chasteen an amount equal to six (6) months of his salary.

Mr. Chasteen was appointed Chief Operating Officer on May 23, 2023. His base annual salary was increased to $225,000 related to his appointment in the Chief Operating Officer role.

Brian Haugli

On July 1, 2022, the Board appointed Brian Haugli as our Chief Executive Officer and Director.

In connection with Mr. Haugli’s appointment as Chief Executive Officer, we entered into an Employment Agreement dated July 1, 2022 (“Haugli Executive Agreement”), with Mr. Haugli, pursuant to which he will receive a base annual salary of $300,000, payable in accordance with our standard payroll schedule, and other customary benefits. Mr. Haugli is also eligible to receive (i) an annual cash bonus based on personal and Company-based metrics; and (ii) annual grants of stock options and/or restricted stock units at the discretion of our Board. Mr. Haugli is further eligible to receive discretionary bonuses payable from time to time in cash, stock or options, in the discretion of the Board.

If we terminate Mr. Haugli’s employment other than for Cause (as defined in the Haugli Employment Agreement) or Mr. Haugli resigns for Good Reason (as defined in the Haugli Employment Agreement), then we are obligated to pay to Mr. Haugli an amount equal to twenty-four (24) months of his salary.

Nick Hnatiw

On July 14, 2021, we hired Nick Hnatiw as our Chief Technology Officer.

We entered into an Employment Agreement dated June 1, 2021 (“Hnatiw Executive Agreement”), with Mr. Hnatiw pursuant to which he will receive a base annual salary of $200,000, payable in accordance with our standard payroll schedule, and other customary benefits. Mr. Hnatiw is also eligible to receive (i) an annual cash bonus based on personal and Company-based metrics; and (ii) annual grants of stock options and/or restricted stock units at the discretion of our Board. Mr. Hnatiw is further eligible to receive discretionary bonuses payable from time to time in cash, stock or options, in the discretion of the Board.

If we terminate Mr. Hnatiw’s employment other than for Cause (as defined in the Hnatiw Employment Agreement) or Mr. Hnatiw resigns for Good Reason (as defined in the Hnatiw Employment Agreement), then we are obligated to pay to Mr. Hnatiw an amount equal to six (6) months of his salary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Principal Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record date by (i) each Named Executive Officer, as such term is defined in “Executive and Director Compensation”, (ii) each member of our Board, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock or preferred stock, and (iv) all of our executive officers and Directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our stock listed as owned by such person. The address of each person is deemed to be the address of the Company unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The percentages are based upon 214,117,267 shares of our common stock outstanding as of the Record Date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Record Date, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common or preferred stock other than our Chief Executive Officer, Brian Haugli and our Chief Technical Officer, Nick Hnatiw. Unless otherwise indicated, the address for each Director and executive officer listed is: c/o SideChannel, Inc. 146 Main Street, Suite 405, Worcester, MA 01608.

Officers, Directors, and Other Beneficial Owners of Common Stock as of December 8, 2023

Name of Beneficial Owners	Common Stock Shares (1) (2)	Common Stock Percent Ownership
Anthony Ambrose (3)	641,669	*	%
David Chasteen (4)	8,097,115	3.8%
Brian Haugli (5)	86,837,356	40.6%
Nick Hnatiw (6)	13,685,097	6.4%
Deborah MacConnel (7)	213,890	*	%
Kevin Powers (8)	213,890	*	%
Hugh Regan, Jr. (9)	241,668	*	%
All Directors and executive officers as a group (8 persons) (10)	110,375,128	51.6%

5% or greater shareholders

None other than those listed above.

* Less than 1%.

(1)	With respect to Directors and executive officers, may include unvested RSU’s with a multi-year vesting period (“Unearned Awards”). Until such RSU’s are vested, the beneficial owner does not have investment power over RSU’s. The Unearned Awards, unless otherwise stated in a Director or executive officer footnote, provide for one-third vesting on each of the first three anniversaries of the vesting anniversary date.
(2)	The footnote for each Director and executive officer with Unearned Awards contains the market value of the Unearned Awards using the $0.02 per share closing price on the Record Date.
(3)	Mr. Ambrose has 333,334 Unearned Awards with a market value of $6,667.
(4)	Mr. Chasteen has 1,324,076 Unearned Awards with a market value of $26,481.
(5)	Mr. Haugli has 1,407,408 Unearned Awards with a market value of $28,148.
(6)	Mr. Hnatiw has 796,299 Unearned Awards with a market value of $15,925.
(7)	Ms. MacConnel has 66,667 Unearned Awards with a market value of $1,334.
(8)	Mr. Powers has 66,667 Unearned Awards with a market value of $1,334.
(9)	Mr. Regan has 66,667 Unearned Awards with a market value of $1,334.
(10)	Securities beneficially owned by all Directors and executive officers as a group includes those held by Mr. Polk, who owns 444,443 shares and has 1,111,113 Unearned Awards with a market value of $22,222.

Equity Compensation Plan Information

As of this filing, the Company is making equity compensation awards to employees, directors, and contractors using the 2021 Omnibus Equity Compensation Plan (“Equity Incentive Plan”) approved by stockholders on September 13, 2021. The approval on September 13, 2021 included a reserve of 8.0 million shares for awards. The Equity Incentive Plan also allows for an annual increase in the reserve up to an amount approximately equal to five percent (5%) of the fully diluted outstanding shares at the end of the prior calendar year. On June 29, 2022, the Board of Directors authorized an 8,186,106 increase in the shares reserved for the Equity Incentive Program. Awards granted under the Equity Incentive Plan in lieu of compensation are exempt from counting against the reserve.

2021 Omnibus Equity Incentive Plan Reserve (In thousands)	Shares of Common Stock

Initial Reserve at September 13, 2021	8,000

Non-exempt Awards	(13,735)
Forfeitures	1,038
Reserve Increases	8,186

Reserve at September 30, 2023	3,489

Reserve percent of outstanding shares at September 30, 2023	1.6%

The Company has granted and intends to continue granting restricted stock units (“RSU’s”) to directors, employees, and contractors with service-based vesting conditions. The RSU’s vest over a 3-year service period. The following table summarizes the activity of our RSU’s granted under our Equity Incentive Plan.

Outstanding Equity Compensation Grants (In thousands)	Number of RSU’s

RSU Grants Acquired at July 1, 2022	3,731
Granted	956
Vested	(198)
Canceled/Forfeited	(180)
Outstanding Grants at September 30, 2022	4,309
Granted	8,174
Vested	(2,988)
Canceled/Forfeited	(858)
Outstanding Grants at September 30, 2023	8,637

The weighted average grant-date fair value of all awards granted during the year ended September 30, 2023 was $0.10 per share.

The unamortized stock compensation expense at September 30, 2023 is $694,000 and the remaining weighted average term to vesting is 2.3 years.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our Directors, executive officers, and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings. Based solely upon a review of the copies of the forms furnished to us, we believe that our Directors, executive officers, and holders of more than 10% of our common stock complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as discussed above under the caption “Executive Compensation”, the following sets forth a summary of all transactions since October 1, 2022, or any currently proposed transaction, in which we were to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the fiscal year-end for September 30, 2023 and 2022, and in which any Director, officer, or any shareholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest (other than compensation described above under “Executive Compensation” and/or “Director Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Other Payments

Brian Haugli, our Chief Executive Officer and a shareholder in the Company is also a principal shareholder of RealCISO Inc. (“RealCISO”). On September 22, 2020 SideChannel assigned to RealCISO Inc. certain contracts and intellectual property. The Company is a reseller of the RealCISO software. The Company receives revenue from its customers for the use of RealCISO software and pays licensing fees to RealCISO for such use. For the years ended September 30, 2023 and 2022, SideChannel paid $26,000 and $98,000 to RealCISO for licenses respectively.

We also received $63,000 from RealCISO for software development services that we began providing Real CISO during fiscal year 2023.

Review, Approval or Ratification of Transactions with Related Parties

Our Board reviews and approves transactions with Directors, officers, and holders of five percent or more of our voting securities and their affiliates, each a related party. The material facts as to a related party’s relationship or interest in the transaction are disclosed to our Board prior to their consideration of such transaction. Further, when shareholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the shareholders, who must approve the transaction in good faith. We do not have a related party transactions policy in place.

OTHER MATTERS

The Board knows of no other business, which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies. The proxy also has discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our Directors, officers, or other employees, personally or by telephone, facsimile, or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

For business (including, but not limited to, Director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders of record intending to propose the business (the “Proposing Shareholder”) must have given written notice of the Proposing Shareholder’s nomination or proposal, either by personal delivery or by United States mail to the Secretary of the Company not later than sixty (60) calendar days prior to the date such annual meeting is to be held. If the current year’s meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year’s annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a Proposing Shareholder’s notice as provided above.

For business to be properly brought before a special meeting of shareholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A person or persons who have made a written request for a special meeting pursuant to Section 2.2 of our Bylaws may provide the information required for notice of a shareholder proposal under this section simultaneously with the written request for the meeting submitted to the Secretary or within ten (10) calendar days after delivery of the written request for the meeting to the Secretary.

A proposing shareholder’s notice shall include as to each matter the proposing shareholder proposes to bring before the annual meeting;

(a) The name and address of the proposing shareholder, and the classes and number of shares of the corporation held by the proposing shareholder.

(b) If the notice is in regard to a nomination of a candidate for election as Director: (a) the name, age, and business and residence address of the candidate; (b) the principal occupation or employment of the candidate; and (c) the class and number of shares of the corporation beneficially owned by the candidate.

(c) If the notice is about a proposal other than a nomination of a candidate for election as Director, a brief description of the business desired to be brought before the meeting and the material interest of the proposing shareholder in such proposal.

Our Annual Meeting is scheduled to be held February 15, 2024 which is not more than 30 calendar days from the anniversary of our last Annual Meeting. Accordingly, stockholders who intend to have a proposal considered at our next Annual Meeting of Stockholders must submit the proposal to us at our corporate headquarters no later than September 7, 2024, which proposal must be made in accordance with the provisions outlined above.

Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of Director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, by the same deadline as disclosed above. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly. If the date of the Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the Annual Meeting and the tenth calendar day following the date on which public announcement of the date of the Annual Meeting is first made.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

Brokers with account holders who are our stockholders may be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker, or submit a request in writing to our Secretary, c/o SideChannel, Inc., 146 Main Street, Suite 405, Worcester, MA 01608. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, may be obtained without charge by writing to the Company’s Secretary, SideChannel, Inc. 146 Main Street, Suite 405, Worcester, MA 01608 The Notice, our Annual Report on Form 10-K and this proxy statement are also available online at https://investors.sidechannel.com/sec-filings.

By Order of the Board of Directors

/s/ Ryan Polk
Ryan Polk
Secretary of the Board of Directors

January 5, 2024

PROXY CARD

SIDECHANNEL, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON FEBRUARY 15, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Brian Haugli and Ryan Polk and each or either of them as proxies, with full power of substitution, to represent and to vote all the shares of common stock of SideChannel, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on February 15, 2024, and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In his discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

This proxy is governed by the laws of the State of Delaware.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of SideChannel, Inc. to be held at 146 Main Street, Suite 405, Worcester, Massachusetts, on February 15, 2024, beginning at 9:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1-3

1. Election of Directors Nominees	FOR		WITHHOLD
01 – Robert Brown	☐		☐
02 – James Hansen	☐		☐
03 – Brian Haugli	☐		☐
04 – Nick Hnatiw	☐		☐
05 – Deborah MacConnel	☐		☐
06 – Kevin Powers	☐		☐
07 – Hugh Regan, Jr.	☐		☐

2. Proposal to ratify RBSM, LLP as the Company’s independent registered public accountants for fiscal year ending September 30, 2024.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to approve, on a non-binding advisory basis, on the compensation for executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated: ____________________________________

Signature

Name (printed)

Title

BY MAIL:

Proxy Services

C/O Computershare Investor Services

PO Box 43101

Providence RI 02940-5067

BY INTERNET:

www.investorvote.com/SDCH

CONTROL NUMBER:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on February 14, 2024, unless you are voting in person at the Annual Meeting, in which case you can vote your shares at the meeting up until the time the polls are closed.